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                                                                  EXHIBIT 23.12

                          CONSENT OF ANTHONY E. MEYER

   Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Gotham Golf Corp. in the Registration Statement on Form S-4 (No. 333-88144), as amended from time to time.

                                                        /S/  ANTHONY E. MEYER
                                                        ---------------------
                                                          Anthony E. Meyer

July 17, 2002